SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2003

MARINEMAX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-14173 (Commission File Number)	59-3496957 (IRS Employer Identification No.)

18167 U.S. 19 North, Suite 499, Clearwater, Florida 33764

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (727) 531-1700

Item 5. Other Events and Required FD Disclosure
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX
Ex-1.1
EX-99.1

MARINEMAX, INC.

FORM 8-K

CURRENT REPORT

Item 5. Other Events and Required FD Disclosure

On October 30, 2003, MarineMax, Inc., a Delaware corporation (the “Company“) announced the pricing of a previously announced offering of 3,147,486 shares (the “Shares”) of its common stock held by a retired executive and former director of the Company. The shares were sold at a price of $15.00 per share. The Company will not receive any of the proceeds from the offering. The offering is scheduled to close on November 4, 2003.

The sale of the Shares was registered pursuant to a Registration Statement on Form S-3 (Reg. No. 333-109582) (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “Commission”) on October 9, 2003 and declared effective by the Commission on October 17, 2003. The Company is filing this Current Report on Form 8-K in order to cause certain information contained herein and in the exhibits hereto to be incorporated into the Registration Statement by reference.

A copy of the Underwriting Agreement dated October 30, 2003 between the Company and Raymond James & Associates, Inc., as representative of the several underwriters named therein, is being filed with this Current Report on Form 8-K as Exhibit 1.1.

In addition, the Company is filing as Exhibit 99.1 to this Current Report on Form 8-K a copy of the press release issued October 30, 2003 announcing the sale of the Shares.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit
Number	Description

1.1	Underwriting Agreement, dated October 30, 2003, between MarineMax, Inc. and Raymond James & Associates, Inc., as representative of the several underwriters named therein.

99.1	Press release from MarineMax, Inc. dated October 30, 2003 titled “MarineMax Announces Pricing of Common Stock Sale.”

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2003	MARINEMAX, INC.

By: /s/ Michael H. McLamb

Michael H. McLamb Executive Vice President, Chief Financial Officer, and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement, dated October 30, 2003, between MarineMax, Inc. and Raymond James & Associates, Inc., as representative of the several underwriters named therein.

99.1	Press release from MarineMax, Inc. dated October 30, 2003 titled “MarineMax Announces Pricing of Common Stock Sale.”